Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-205481 on Post-Effective Amendment No.1 to Form S-8 of The Kraft Heinz Company of our report dated June 21, 2017 appearing in this Annual Report on Form 11-K of Kraft Heinz Savings Plan (formerly H.J. Heinz Company Employees Retirement and Savings Plan) for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 21, 2017